                                                                     EXHIBIT 4.8


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                        Connecticut Development Authority


                                       and


                          The Connecticut Water Company


                                 --------------
                                 LOAN AGREEMENT
                                 --------------


                            Dated as of March 1, 1998


                        Connecticut Development Authority
              $10,000,000 Water Facilities Revenue Refunding Bonds
             (The Connecticut Water Company Project - 1998 Series A)

                        Connecticut Development Authority
                    $8,000,000 Water Facilities Revenue Bonds
          (The Connecticut Water Company Project - 1998 Series B)(AMT)


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                        Connecticut Development Authority

                          The Connecticut Water Company

                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT, made and dated as of March 1, 1998 by and between the Connecticut Development Authority, a body corporate and politic constituting a public instrumentality and political subdivision of the State of Connecticut, and The Connecticut Water Company, a corporation organized and existing under the laws of the State of Connecticut,

                                WITNESSETH THAT:

         WHEREAS, the State Commerce Act, constituting Connecticut General Statutes, Sections 32-1a through 32-23xx, as amended (the "Act"), declares that there is a continuing need in the State (1) for industrial development and activity to provide and maintain employment and tax revenues and to control, abate and prevent pollution to protect the public health and safety, and (2) for the development of recreation facilities to promote tourism, provide and maintain employment and tax revenues, and promote the public welfare, (3) for the development of commercial and retail sales and service facilities in urban areas to provide and maintain construction and permanent employment and tax revenues, to improve conditions of deteriorated physical development, slow economic growth and eroded financial health of the public and private sectors in urban areas and to revitalize the economy of urban areas, and (4) for assistance to public service businesses providing transportation and utility services in the State, and that the availability of financial assistance and suitable facilities are important inducements to industrial and commercial enterprises to remain or locate in the State and to provide industrial, recreation, urban and public service projects; and

         WHEREAS, the Act provides that (1) the term "project" as used therein means any facility, plant, works, system, building, structure, utility, fixture or other real property improvement located in the State, and the land on
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which it is located or which is reasonably necessary in connection therewith, which is of a nature or which is to be used or occupied by any person for purposes which would constitute it as an industrial project, recreation project, urban project, public service project or health care project, and any real property improvement reasonably related thereto, and (2) that a project may also include or consist exclusively of machinery, equipment or fixtures; and

         WHEREAS, the Act defines economic development project to include "any project which is to be used or occupied by any person for . . . (2) controlling, abating, preventing or disposing of land, water, air or other environmental pollution . . . or (3) the conservation of energy or the utilization of cogeneration technology or solar, wind, hydro, biomass or other renewable sources to produce energy for any industrial or commercial application."; and

         WHEREAS, the Act provides that the Authority shall have power (1) to determine the location and character of any project to be financed under the provisions of the Act; (2) to purchase, receive by gift or otherwise, lease, exchange, or otherwise acquire, and construct, reconstruct, improve, maintain, equip and furnish one or more projects, including all real and personal property which the Authority may deem necessary therewith, and to enter into a contract with a person therefor upon such terms and conditions as the Authority shall determine to be reasonable, including but not limited to reimbursement for the planning, designing, financing, construction, reconstruction, improvement, equipping, furnishing, operation and maintenance of reserve and insurance funds with respect to the financing of the project; (3) to extend credit or make loans to any person for the planning, designing, financing, acquiring, constructing, reconstructing, improving, equipping and furnishing of a project and for the refinancing of existing indebtedness with respect to any facility or part thereof which would qualify as a project in order to facilitate substantial improvements thereto, which credits or loans may be secured by loan agreements, mortgages, contracts and all other instruments or fees and charges, upon such terms and conditions as the Authority shall determine to be reasonable in connection with such loans, including provision for the establishment and maintenance of reserve and insurance funds and in the exercise


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of powers granted in the Act in connection with a project for such person, to require the inclusion in any contract, loan agreement or other instrument, such provisions for the construction, use, operation and maintenance and financing of a project as the Authority may deem necessary or desirable; (4) to issue its bonds for such purposes, subject to the approval of the Treasurer of the State; and, (5) as security for the payment of the principal or redemption price, if any, of and interest on any such bonds, to pledge or assign such a loan, lease or sale agreement and the revenues and receipts derived by the Authority from such a project; and

         WHEREAS, the Authority has heretofore issued and sold $10,000,000 aggregate principal amount of the Authority's Water Facilities Revenue Bonds (The Connecticut Water Company Project - 1991 Series) (the "Prior Obligations") the proceeds of which were used to refund the tax-exempt debt previously issued by the Authority in 1985 (the "1985 Obligations"), which 1985 Obligations were used for the refunding of 1981 Bonds and certain bond anticipation notes previously issued by the Authority and loaned to the Borrower, all of which 1981 Bonds and bond anticipation notes were used for the acquisition, construction and installation of certain additions to the water system of the Borrower (the "Prior Project"); and

         WHEREAS, the Borrower currently owns certain existing facilities within certain municipalities in the State and, by resolution adopted in furtherance of the purposes of the Act, the Authority has accepted the application of the Borrower for assistance in the design, acquisition, installation and construction of additions to the Water System. The Project also involves the design, acquisition, construction and installation of certain other facilities consisting of various main valves, computer equipment, services, standpipes and other improvements and additions to the distribution system and water treatment facilities located in several towns and municipalities throughout the Borrower's service area (the Prior Project and the facilities financed with the 1998 Series B Bonds are herein collectively called the "Project"); and

         WHEREAS, the Authority has by a further resolution adopted February 18, 1998, authorized the issuance of


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$10,000,000 principal amount of its 5.05% Water Facilities Revenue Refunding
Bonds (The Connecticut Water Company Project - 1998 Series A) for the purpose of providing funds for the refunding in full of the Prior Obligations and $8,000,000 principal amount of its 5.125% Water Facilities Revenue Bonds (The Connecticut Water Company Project - 1998 Series B) (AMT) (collectively, the "Bonds") for the purposes of providing funds for the Project; and

         WHEREAS, pursuant to such resolution the Bonds are to be secured by an Indenture of Trust of even date herewith, by and between the Authority and State Street Bank and Trust Company of Connecticut, N.A., as Trustee; and

         WHEREAS, the Bonds shall be special obligations of the Authority, payable solely from the revenues or other receipts, funds or moneys to be derived by the Authority under this Agreement and the Note or the Indenture and from any amounts otherwise available under the Indenture for the payment of the Bonds; and

         WHEREAS, the Authority proposes with the proceeds of the Bonds to make a loan to the Borrower and the Borrower proposes to borrow such proceeds from the Authority for the purpose of refunding the Prior Obligations and to finance and refinance a portion of the cost of undertaking and completing the Project; and

         WHEREAS, the Borrower acknowledges that the Authority is providing financing for the Project in furtherance of the Authority's corporate purposes under the Act, that the accomplishment of these purposes is dependent upon the compliance of the Borrower with its covenants contained in this Agreement that the Authority has a resulting beneficial interest in the Project, and that the Borrower's use of and interest in the Project as provided hereby are in furtherance of the discharge of a public purpose; and

         WHEREAS, the Connecticut Department of Public Utility Control (the "DPUC") has approved the issuance of the Note;

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, covenants and agreements herein


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set forth, the Authority and the Borrower, each binding itself, its successors and assigns, do mutually promise, covenant and agree as follows (provided that in the performance of the agreements of the Authority herein contained, any obligation it may incur for the payment of money shall not be an obligation, debt or liability of the State or any municipality thereof and neither the State nor any municipality thereof shall be liable on any obligation so incurred, but any such obligation shall be payable solely out of the revenues or other receipts, funds or moneys to be derived by the Authority under this Agreement or the Indenture and from any amounts otherwise available under the Indenture for the payment of the Bonds):


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                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION


         Section 1.1. Definitions. For the purposes of this Agreement, the following words and terms shall have the respective meanings set forth as follows, and any capitalized word or term used but not defined herein is used as defined in the Indenture:

         "DPUC" means the State Department of Public Utilities Control.

         "Event of Default" means an Event of Default as defined in subsection
7.1 hereof.

         "Net Proceeds" when used with respect to any insurance or condemnation award, means the gross proceeds from such award less all expenses (including attorney's fees and expenses and any extraordinary expenses) incurred by the Trustee in the collection thereof.

         "Note" means the promissory note of the Borrower to the Authority, dated the date of initial delivery of the Bonds in the form attached as an Appendix to this Agreement, and any amendments and supplements made in conformity with this Agreement and the Indenture.

         "Participating Underwriter" shall have the meaning ascribed thereto in the Continuing Disclosure Agreement.

         "Permitted Encumbrances" mean, as of any particular date, (i) the lien of the Mortgage, (ii) liens and encumbrances permitted by the Mortgage, (iii) liens for taxes not yet due and payable, (iv) any lien created by this Agreement and the Indenture, (v) utility, access and other easements and rights-of-way, that will not interfere with or impair the value or use of the Project as herein provided, (vi) any mechanic's, laborer's, materialman's, supplier's or vendor's lien or right in respect thereof if payment is not yet due and payable and for which statutory lien rights exist, (vii) such minor defects, irregularities, easements, and rights-of-way (including agreements with any railroad the purpose of which


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is to service the railroad siding) as normally exist with respect to property similar in character to the Project and which do not materially impair the value or use of the property affected thereby for the purpose for which it was acquired hereunder and (viii) any mortgage, lien, security interest or other encumbrance to which the Authority and the Bond Insurer may consent as provided in Section 4.9 hereof.

         "Related Person" means a person which is a related person (as defined in Section 144(a)(3) of the Code, and by reference to Sections 267, 707(b) and 1563(a) of the Code, except that 50% is to be substituted for 80% in Section 1563(a)).

         "Substantial User" means any substantial user of the Project within the meaning of Section 147(a) of the Code.

         Section 1.2. Interpretation. In this Agreement:

         (1) The terms "hereby", "hereof", "hereto", "herein", "hereunder" and any similar terms, as used in this Agreement, refer to this Agreement, and the term "hereafter" means after, and the term "heretofore" means before, the date of this Agreement.

         (2) Words of the masculine gender mean and include correlative words of the feminine and neuter genders and words importing the singular number mean and include the plural number and vice versa.

         (3) Words importing persons include firms, associations, partnerships (including limited partnerships), trusts, corporations and other legal entities, including public bodies, as well as natural persons.

         (4) Any headings preceding the texts of the several Articles and Sections of this Agreement, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.


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         (5) Nothing contained in this Agreement shall be construed to cause the
     Borrower to become the agent for the Authority or the Trustee for any purpose whatsoever, nor shall the Authority or the Trustee be responsible for any shortage, discrepancy, damage, loss or destruction of any part of the Project wherever located or for whatever cause.

         (6) All approvals, consents and acceptances required to be given or made by any person or party hereunder shall be at the sole discretion of the party whose approval, consent or acceptance is required.

         (7) All notices to be given hereunder shall be given in writing within a reasonable time unless otherwise specifically provided.

         (8) This Agreement shall be governed by and construed in accordance with the applicable laws of the State.

         (9) If any provision of this Agreement shall be ruled invalid by any court of competent jurisdiction, the invalidity of such provision shall not affect any of the remaining provisions hereof.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         Section 2.1. Representations by the Authority. The Authority represents and warrants that:

         (1) It is a body corporate and politic constituting a public instrumentality and political subdivision of the State, duly organized and existing under the laws of the State including the Act. The Authority is authorized to issue the Bonds in accordance with the Act and to use the proceeds thereof to finance the Project.

         (2) The Authority has complied with the provisions of the Act and has full power and authority pursuant to the Act to consummate all transactions contemplated by the Bonds, the Indenture and the Financing Documents.


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         (3) By resolution duly adopted by the Authority and still in full force and effect, the Authority has authorized the execution, delivery and due performance of the Bonds, the Indenture and the Financing Documents, and the taking of any and all action as may be required on the part of the Authority to carry out, give effect to and consummate the transactions contemplated by this Agreement and the Indenture, and all approvals necessary in connection with the foregoing have been received.

         (4) The Bonds have been duly authorized, executed, authenticated, issued and delivered, constitute valid and binding special obligations of the Authority payable solely from revenues or other receipts, funds or monies pledged therefor under the Indenture and from any amounts otherwise available under the Indenture, and are entitled to the benefit of the Indenture. Neither the State nor any municipality thereof is obligated to pay the Bonds or the interest thereon. Neither the faith and credit nor the taxing power of the State nor any municipality thereof is pledged for the payment of the principal, and premium, if any, of and interest on the Bonds.

         (5) The execution and delivery of the Bonds, the Indenture and the Financing Documents and compliance with the provisions thereof, will not conflict with or constitute on the part of the Authority a violation of, breach of or default under its by-laws or any statute, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Authority is a party or by which the Authority is bound, or, to the knowledge of the Authority, any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Authority or any of its activities or properties, and all consents, approvals, authorizations and orders of governmental or regulatory authorities which are required for the consummation by the Authority of the transactions contemplated thereby have been obtained.

         (6) Subject to the provisions of this Agreement and the Indenture, the Authority will apply the proceeds of the Bonds to the purposes specified in the Indenture and the Financing Documents.


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         (7) There is no action, suit, proceeding or investigation at law or in equity before or by any court, public board or body pending or threatened against or affecting the Authority, or to the best knowledge of the Authority, any basis therefor, wherein an unfavorable decision, ruling or finding would adversely affect the transactions contemplated hereby or by the Indenture, or which, in any way, would adversely affect the validity of the Bonds, or the validity of or enforceability of the Indenture or the Financing Documents, or any agreement or instrument to which the Authority is a party and which is used or contemplated for use in consummation of the transactions contemplated hereby and by the Indenture.

         (8) It has not made any commitment or taken any action which will result in a valid claim for any finders or similar fees or commitments in respect of the transactions contemplated by this Agreement.

         (9) The representations of the Authority set forth in the Tax Regulatory Agreement are by this reference incorporated in this Agreement as though fully set forth herein.

         Section 2.2. Representations by the Borrower. The Borrower represents and warrants that:

         (1) The Borrower has been duly incorporated and validly exists as a corporation in good standing under the laws of the State of Connecticut, is not in violation of any provision of its certificate of incorporation or its by-laws, has corporate power to enter into and per form its obligations under the Financing Documents, and by proper corporate action has duly authorized the execution and delivery of the Financing Documents.

         (2) The Financing Documents constitute valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms, except to the extent that such enforceability may be limited by bankruptcy or insolvency or other laws affecting creditors' rights generally or by general principles of equity.


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                  (3) Neither the execution and delivery of the Financing
         Documents, the consummation of the transactions contemplated thereby, nor the fulfillment by the Borrower of or compliance by the Borrower with the terms and conditions thereof is prevented or limited by or conflicts with or results in a breach of, or default under the terms, conditions or provisions of any contractual or other restriction of the Borrower, evidence of its in debtedness or agreement or instrument of whatever nature to which the Borrower is now a party or by which it is bound, or constitutes a default under any of the fore going. No event has occurred and no condition exists which, upon the execution and delivery of any Financing Documents, constitutes an Event of Default hereunder or an event of default thereunder or, but for the lapse of time or the giving of notice, would constitute an Event of Default hereunder or an event of default thereunder.

                  (4) There is no action or proceeding pending or, to the knowledge of the Borrower, threatened against the Borrower before any court, administrative agency or arbitration board that may materially and adversely affect the ability of the Borrower to perform its obligations under the Financing Documents and all authorizations, consents and approvals of governmental bodies or agencies required in connection with the execution and delivery of the Financing Documents and in connection with the performance of the Borrower's obligations hereunder or thereunder have been obtained.

                  (5) The execution, delivery and performance of the Financing Documents and any other instrument delivered by the Borrower pursuant to the terms hereof or thereof are within the corporate powers of the Borrower and have been duly authorized and approved by the board of directors of the Borrower and are not in contravention of law or of the Borrower's certificate of incorporation or by-laws, as amended to date, or of any undertaking or agreement to which the Borrower is a party or by which it is bound.

                  (6) The Borrower represents that it has not made any commitment or taken any action which will result in a valid claim for any finders' or similar fees or commitments in respect of the transactions described in this


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         Agreement other than the fees to various parties to the transactions contemplated hereby which have been hereto fore paid or provided.

                  (7) The Project is included within the definition of a "project" in the Act, and its estimated cost is equal to or in excess of $8,000,000. The Borrower intends the Project to be and continue to be an authorized project under the Act during the Term of this Agreement.

                  (8) All amounts shown in Schedule D of the Tax Regulatory Agreement are eligible costs of a project financed by bonds issued by the Authority under the Act, and may be financed by amounts in the Project Fund under the Indenture. None of the proceeds of the Bonds will be used directly or indirectly as working capital or to finance inventory.

                  (9) The Project is in material compliance with all applicable federal, State and local laws and ordinances (including rules and regulations) relating to zoning, building, safety and environmental quality the non-compliance with which would materially adversely affect the performance by the Borrower of any of its obligations hereunder.

                  (10) The Borrower has obtained, or will obtain, all necessary material approvals from any and all governmental agencies requisite to the Project, and has also obtained all material occupancy permits and authorizations from appropriate authorities authorizing the occupancy and use of the Project for the purposes contemplated hereby. The Borrower further represents and warrants that it has completed the Project in accordance with all material federal, State and local laws, ordinances and regulations applicable thereto.

                  (11) The Borrower does not presently intend to lease the Project.

                  (12) The Borrower will not take or omit to take any action which action or omission will in any way cause the proceeds of the Bonds to be applied in a manner contrary


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         to that provided in the Indenture and the Financing Documents as in force from time to time.

                  (13) The Borrower has not taken and will not take any action and knows of no action that any other person, firm or corporation has taken or intends to take, which would cause interest on the Bonds to be includable in the gross income of the recipients thereof for federal income tax purposes. The representations, certifications and statements of reasonable expectation made by the Borrower in the Tax Regulatory Agreement and relating to Project description, composite issues, bond maturity and average asset economic life, use of Bond proceeds, arbitrage and related matters are hereby incorporated by this reference as though fully set forth herein.

                  (14) The Borrower has good and marketable title to the Project subject only to Permitted Encumbrances and to irregularities or defects in title which may exist which do not materially impair the use of such properties in the Borrower's business.

                  (15) As of the date of execution hereof, except for the Mortgage, neither the Borrower, nor to its knowledge anyone acting on behalf of the Borrower, has entered into negotiations with any person for the purpose of undertaking any borrowing concurrently with or subsequent to the issuance of the Bonds and to be secured wholly or partially by a lien or encumbrance on the Project or any part thereof, and the Borrower has no present intention of undertaking any such borrowing.

                  (16) The Borrower will use all of the proceeds of the 1998 Series A Bonds to refund the Prior Obligations and all of the proceeds of the 1998 Series B Bonds to finance the Project Costs.

                  (17) The Borrower will pay at Closing the costs of issuance attributable to the 1998 Series A Bonds from its own funds.



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                                   ARTICLE III

                                    THE LOAN

         Section 3.1. Loan Clauses. (A) Subject to the conditions and in accordance with the terms of this Agreement, the Authority agrees to make a loan to the Borrower from the proceeds of the Bonds in the amount of $18,000,000 and the Borrower agrees to borrow such amount from the Authority.

         (B) The loan shall be made at the time of delivery of the Bonds and receipt of payment therefor by the Authority against receipt by the Authority of the Note duly executed and delivered to evidence the pecuniary indebtedness of the Borrower hereunder. As and for the loan the Authority shall apply the proceeds of the Bonds as provided in the Indenture on the terms and conditions therein prescribed.

         (C) On or before 11:00 a.m. of each due date for the payment of the principal of or interest on the Bonds, until the principal or Redemption Price, if any, of and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, the Borrower shall make loan payments to the Trustee for the account of the Authority in an amount which, when added to any moneys then on deposit in the Debt Service Fund and available therefor, shall be equal to the amount payable on such due date with respect to the Bonds as provided in Section 5.3 of the Indenture, including amounts due for the payment of the principal of and interest on the Bonds. In addition, the Borrower shall pay to the Trustee, as and when the same shall become due, all other amounts due under the Agreement, the Note and the Tax Regulatory Agreement, together with interest thereon at the then applicable rate as set forth herein in Section 6.2(G). The Borrower shall have the option to prepay its loan obligation in whole or in part at the times and in the manner provided in Article VIII hereof.

         (D) Anything herein to the contrary notwithstanding any amount at any time held in the Debt Service Fund by the Trustee pursuant to this Section shall be credited against the next succeeding loan payment obligation of the Borrower as provided in subsection 3.1(C) hereof. If, on any due date for


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
payments with respect to the Bonds, the balance in the Debt Service Fund is insufficient to make such payments, the Borrower agrees forthwith to pay to the Trustee no later than 11:00 a.m. the amount of the deficiency. If at any time the amount held by the Trustee in the Debt Service Fund shall be sufficient to pay or provide for the payment of the Bonds in accordance with Section 12.1 of the Indenture, the Borrower shall not be obligated to make any further payments under the foregoing provisions.

         Section 3.2. Other Amounts Payable. (A) The Borrower hereby further expressly agrees to pay to the Trustee as and when the same shall become due,
(i) an amount equal to the initial and annual fees of the Trustee for the ordinary services of the Trustee rendered and its ordinary expenses incurred under the Indenture, including fees and expenses as Paying Agent and the fees and expenses of Trustee's counsel, including fees and expenses as registrar and in connection with preparation and delivery of new Bonds upon exchanges or transfers, (ii) the reasonable fees and expenses of the Trustee and any Paying Agents on the Bonds for acting as paying agents as provided in the Indenture, including fees and expenses of Paying Agent as registrar and in connection with the preparation of new Bonds upon exchanges, transfers or redemptions, (iii) the reasonable fees and charges of the Trustee for extraordinary services rendered by it and extraordinary expenses incurred by it under the Indenture, including reasonable counsel fees and expenses, and (iv) fees and expenses of Bond Counsel and the Authority for any future action requested of either.

         (B) The Borrower also agrees to pay all amounts payable by it under the Agreement, Note and Tax Regulatory Agreement at the time and in the manner therein provided.

         (C) The Borrower agrees to pay all Rebate Amounts (and penalties, if any) due to the United States of America pursuant to Section 148(f) of the Code.

         (D) The Borrower also agrees to pay directly to the Authority on the date of issuance of the Bonds, a fee equal to 1/2 of 1% of the principal amount of the Bonds, such fee to be payable, without notice, demand or invoice of any kind at the Authority's address as set forth herein or at such other


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
address and to the attention of such other person, or to such account as the Authority may stipulate by written notice to the Borrower.

         Section 3.3. Manner of Payment. The payments provided for in Section
3.1 hereof shall be made by any reasonable method providing immediately available funds at the time and place of payment directly to the Trustee for the account of the Authority and shall be deposited in the Debt Service Fund. The additional payments provided for in Section 3.2 shall be made in the same manner directly to the entitled party or to the Trustee for its own use or disbursement to the Paying Agents, as the case may be.

         Section 3.4. Obligation Unconditional. The obligations of the Borrower under the Financing Documents shall be absolute and unconditional, irrespective of any defense or any rights of setoff, recoupment or counterclaim it might otherwise have against the Authority or the Trustee. The Borrower will not suspend or discontinue any such payment or terminate this Agreement (other than in the manner provided for hereunder) for any cause, including, without limiting the generality of the foregoing, any acts or circumstances that may constitute failure of consideration, failure of title, or commercial frustration of purpose, or any damage to or destruction of the Project, or the taking by eminent domain of title to or the right of temporary use of all or any part of the Project, or any change in the tax or other laws of the United States, the State or any political subdivision of either thereof, or any failure of the Authority or the Trustee to perform and observe any agreement or covenant, whether expressed or implied, or any duty, liability or obligation arising out of or connected with the Financing Documents.

         Section 3.5. Securities Clauses. The Authority hereby notifies the Borrower and the Borrower acknowledges that, among other things, the Borrower's loan payments and all of the Authority's right, title and interest under the Financing Documents to which it is a party (except its rights under Section 6.2 hereof) are being concurrently with the execution and delivery hereof endorsed, pledged and assigned without recourse by the Authority to the Trustee as security for the Bonds as provided in the Indenture.


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
         Section 3.6. Issuance of Bonds. The Authority has concurrently with the execution and delivery hereof sold and delivered the Bonds under and pursuant to a resolution adopted by the Authority on February 18, 1998, authorizing their issuance under and pursuant to the Indenture. The proceeds of sale of the Bonds shall be applied as provided in Articles IV and V of the Indenture.

         Section 3.7. Effective Date and Term. (A) This Agreement shall become effective upon its execution and delivery by the parties hereto, shall remain in full force from such date and, subject to the provisions hereof (including particularly Articles VII and VIII), shall expire on such date as the Indenture shall be discharged and satisfied in accordance with the provisions of subsection 12.1(A) thereof. The Borrower's obligations under Sections 6.2 and
6.3 hereof, however, shall survive the expiration of this Agreement in accordance with the provisions of such Sections.

         (B) Within 60 days of such expiration the Authority shall deliver to the Borrower any documents and take or cause the Trustee, at the Borrower's expense, to take any such reasonable actions as may be necessary to effect the cancellation, release and satisfaction of the Indenture and the Financing Documents.

         Section 3.8. No Additional Bonds. No additional Bonds on a parity with the Bonds may be issued under the Indenture.

                                   ARTICLE IV

                                   THE PROJECT

         Section 4.1. Completion of the Project. (A) The Borrower affirms that it has undertaken and completed or caused to be undertaken and completed the Project for the purposes and in the manner intended hereby and by the Borrower's application for assistance to the Authority.

         (B) The Borrower affirms that it shall bear all of the costs and expenses in connection with the preparation of the Financing Documents and the Indenture, the preparation and delivery of any legal instruments and documents necessary in connection therewith and their filing and recording, if required, and all taxes and charges payable in connection with any of the foregoing. Such costs and all other costs of the Project shall be paid by the Borrower in the manner and to the extent provided in the Indenture.

         (C) The Borrower has obtained all required permits and authorizations from appropriate authorities, if any be required, authorizing the operation and uses of the Project for the purposes contemplated hereby, where failure to obtain such approvals, permits and authorizations would have a material adverse effect on the transactions contemplated hereby.

         (D) The Borrower has good and marketable title in fee simple to the Project Realty, subject only to Permitted Encumbrances, sufficient for the purposes of this Agreement.

         Section 4.2. RESERVED.

         Section 4.3. No Warranty Regarding Condition, Suitability or Cost of Project. Neither the Authority, nor the Trustee, nor any Bondholder makes any warranty, either expressed or implied, as to the Project or its condition or that it is suitable for the Borrower's purposes or needs, or that the insurance required hereunder will be adequate to protect the Borrower's business or interest, or that the proceeds of the Bonds will be sufficient to complete the Project.

         Section 4.4. Taxes. (A) The Borrower will pay when due all material (1) taxes, assessments, water rates and sewer use or rental charges, (2) payments in lieu thereof which may be required by law, and (3) governmental charges and impositions of any kind whatsoever which may now or hereafter be lawfully assessed or levied upon the Project or any part thereof, or upon the rents, issues, or profits thereof, whether directly or indirectly. With respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Borrower shall be obligated to pay only such installments as are required to be paid during the Term.

         (B) The Borrower may, at its expense and in its own name, in good faith contest any such taxes, assessments and other charges and payments in lieu of taxes including assessments and, in the event of such contest, may permit the taxes, assessments or other charges or payments in lieu of taxes, including assessments so contested to remain unpaid, provided such contest is conducted in full compliance with Connecticut General Statutes Section 12-53a(d) unless, by nonpayment of such taxes, assessments or other charges or payments, the Project or any part thereof will be subject to loss or forfeiture, and as a result thereof a lien or charge will be placed upon any payment pursuant to this Agreement or the value or operation of the Project will be materially impaired, in which event such taxes, assessments or other charges or payments shall be paid forthwith. Nothing herein shall preclude the Borrower, at its expense and in its own name and behalf, from applying for any tax exemption allowed by the federal government, the State or any political or taxing subdivision thereof under any existing or future provision of law which grants or may grant such tax exemption.

         Section 4.5. Insurance. (A) The Borrower shall insure the Project against loss or damage by fire, flood, lightning, windstorm, vandalism and malicious mischief and other hazards, casualties, contingencies and extended coverage risks in such amounts and in such manner as is required by the Mortgage while the Mortgage is in effect and thereafter as is customary with companies in the same or similar business, and shall pay when due the premiums thereon. In the event of loss or damage to the Project Realty or Project Equipment the Net Proceeds of any insurance provided under this subsection shall be deposited with the Mortgage Trustee as required by the Mortgage while the Mortgage is in effect and thereafter shall be applied in the manner set forth in Article V hereof. Any excess proceeds of insurance remaining after application as required by this Section shall be paid to the Borrower, but only if the Borrower is not in default under this Agreement. At least ten days prior to the expiration of any policy required under this Section the Borrower shall furnish evidence satisfactory to the Authority and the Trustee that such policy has been renewed or replaced.

         (B) The Borrower further agrees that it will to the extent required by the Mortgage, while the Mortgage is in effect, at all times carry public liability insurance with insurance companies licensed to do business in the State. In the event of a public liability occurrence, the Net Proceeds of the insurance provided under this subsection shall be applied to satisfy or extinguish the liability, subject to the Mortgage.

         (C) As an alternative to the hazard insurance and public liability insurance requirements of subsections (A) or (B) above the Borrower may self-insure against hazard or public liability risks if (1) self-insurance is the Borrower's customary method of insurance against such risks in similar circumstances, and (2) the Borrower maintains self-insurance reserves adequate and available to meet such risks, subject to the terms of the Mortgage while the Mortgage is in effect. Amounts available under any such self-insurance arrangement upon the occurrence of an insured event shall be applied in the same manner as the Net Proceeds of any insurance maintained pursuant to such subsections would have been applied.

         (D) The insurance coverage required by this Section may be effected under overall blanket or excess coverage policies of the Borrower or any affiliate and may be carried with any insurer other than an unauthorized insurer under the Connecticut Unauthorized Insurers Act. The Borrower shall furnish evidence satisfactory to the Authority or the Trustee, promptly upon the request of either, that the required insurance coverage is valid and in force.

         Section 4.6. Compliance with Law. The Borrower will observe and comply with all material laws, regulations, ordinances, rules, and orders (including without limitation those relating to zoning, land use, environmental protection, air, water and land pollution, wetlands, health, equal opportunity, minimum wages, worker's compensation and employment practices) of any federal, state, municipal or other governmental authority relating to the Project except during any period during which the Borrower at its expense and in its name shall be in good faith contesting its obligation to comply therewith.

         Section 4.7. Maintenance and Repair. At its own expense, the Borrower will keep and maintain or cause the Project to be kept and maintained in accordance with sound utility operating practice and in good condition, working order and repair, will not commit or suffer any waste thereon, and will make all material repairs and replacements thereto which may be required in connection therewith. Nothing in this Section 4.7 shall (1) apply to any portion of the Project beyond its useful or economic life or (2) apply to the use and disposition by the Borrower of any part of the Project in the ordinary course of its business.

         Section 4.8. Disposition of Project by Borrower. (A) The Borrower shall not sell, assign, encumber (other than Permitted Encumbrances), convey or otherwise dispose of its interest in the Project Realty or any part thereof during the Term without the prior written consent of the Authority, except as permitted hereby or by the Mortgage while the Mortgage is in effect.

         (B) The Borrower may, however, grant such rights of way or easements over, across, or under, the Project Realty as shall be necessary or convenient for the operation or use of the Project Realty, including but not limited to easements or rights-of-way for utility, roadway, railroad or similar purposes in connection with the Project Realty, or for the use of the real property adjacent to or near the Project and owned by or leased to the Borrower, but only if such rights-of-way or easements shall not materially or adversely affect the value and operation of the Project Realty.

         (C) In the event the Authority consents to any disposition of the Borrower's interest in the Project Realty, the proceeds of the disposition shall be deposited with the Mortgage Trustee while the Mortgage is in effect and thereafter in the Redemption Account of the Debt Service Fund for the redemption of the Bonds used to finance or refinance the portion of the Project then being disposed of under the Indenture. No conveyance or release effected under the provisions of this Section shall entitle the Borrower to any abatement or diminution of the amounts payable hereunder or under the Note, or relieve the Borrower of the obligation to perform all of its covenants and agreements under the Financing Documents.

         Section 4.9. Leasing of the Project Realty and the Project Equipment. The Borrower may not lease the Project Realty or the Project Equipment to any person during the Term of this Agreement without the prior written consent of the Authority, except as may be permitted by the Mortgage while the Mortgage is in effect. No lease shall relieve the Borrower from primary liability for any of its obligations hereunder, and in the event of any such lease the Borrower shall continue to remain primarily liable for payment of the applicable amounts specified in Article III hereof and for performance and observance of the other agreements on its part herein provided to be performed and observed by it to the same extent as though no lease had been made.

         Section 4.10. Project Equipment. (A) The Borrower shall have the right to install, operate, use, remove and dispose of the Project Equipment in the normal and ordinary course of its business operations, and shall not be required to replace any item of Project Equipment which is discarded or sold for scrap. The Borrower shall not, however, either in one transaction or a series of transactions sell, convey, transfer, remove or otherwise dispose of more than 20% by value of the Project Equipment without prior notice to and the consent of the Authority, unless such Project Equipment is replaced by property of similar value and utility, provided that such dispositions may be made as permitted by the Mortgage while the Mortgage is in effect.

         (B) The Borrower shall maintain with the Trustee separate and reasonably detailed descriptions of each item of property constituting the Project Equipment. Without limiting the foregoing, the Project Equipment list appended hereto at the date of execution and delivery of this Agreement shall be modified to the extent required by this Section in connection with any disbursement for Project Equipment from the Project Fund and any replacement of material items of Project Equipment under this Section or under Section 5.2 hereof.

                                    ARTICLE V

                                  CONDEMNATION,
                             DAMAGE AND DESTRUCTION

         Section 5.1. No Abatement of Payments Hereunder. If the Project Realty or Project Equipment shall be damaged or either partially or totally destroyed, or if title to or the temporary use of the whole or any part thereof shall be taken or condemned by a competent authority for any public use or purpose, there shall be no abatement or reduction in the amounts payable by the Borrower hereunder and the Borrower shall continue to be obligated to make such payments. In any such case the Borrower shall promptly give written notice thereof to the Authority and the Trustee.

         Section 5.2. Project Disposition Upon Condemnation, Damage or Destruction. In the event of any such condemnation, damage or destruction the Borrower, except as otherwise permitted by the Mortgage while the Mortgage is in effect shall:

         (1) At its own cost, repair, restore or reconstruct the Project Realty and Project Equipment to substantially its condition immediately prior to such event or to a condition of at least equivalent value, regardless of whether or not the proceeds of any and all policies of insurance covering such damage or destruction, or the amount of the award or compensation or damages recovered on account of such taking or condemnation, shall be available or sufficient to pay the cost thereof; comply with the applicable provisions of the Mortgage concerning the repair, reconstruction or restoration of the Project or give notice to Authority of its decision not to so comply;

         (2) At its own cost, replace or relocate the Project Realty and Project Equipment at its site in such fashion as to render the replacement or relocated structures, improvements and items, machinery, equipment or other property of equivalent value to the Project Realty and Project Equipment immediately prior to such event; or

         (3) If and as permitted by Section 8.1 hereof, exercise its option to prepay its loan obligation in full.

         Section 5.3. Application of Net Proceeds of Insurance or Condemnation.
(A) The Net Proceeds from any insurance or condemnation award with respect to the Project Realty or Project Equipment shall be deposited with the Mortgage Trustee while the Mortgage is in effect and thereafter shall be deposited either
(1) in the Renewal Fund and applied to pay for the cost of making such repairs, restorations, reconstructions, replacements or relocations, or to reimburse the Borrower, the Authority or the Trustee for payment therefor from time to time as provided in the Indenture or (2) if prepayment of the loan is then permitted and the Borrower exercises its option to prepay the loan, in the Debt Service Fund and applied to the payment of the Note and redemption of the Bonds.

         (B) Notwithstanding the provisions of subsection (A) of this Section, any insurance or condemnation proceeds attributable to improvements, machinery, equipment and other property installed in or about the Project Realty and the Project Equipment, but which do not constitute a portion of the Project Realty and the Project Equipment, shall be paid directly to the Borrower. The Trustee and the Authority agree to execute such documents as may be reasonably necessary to accomplish the purposes of this subsection.

         (C) The Borrower, the Authority and the Trustee shall cooperate and consult with each other in all matters pertaining to the settlement or adjustment of any and all claims and demands for damages on account of any taking or condemnation of the Project Realty or the Project Equipment or pertaining to the settlement, compromising or arbitration of any claim on account of any damage or destruction thereof.

                                   ARTICLE VI

                                    COVENANTS

         Section 6.1. The Borrower to Maintain its Corporate Existence; Conditions under which Exceptions Permitted. (A) The Borrower covenants and agrees that, during the Term of this Agreement it will maintain its corporate existence, will continue to be a corporation either organized under the laws of or duly qualified to do business as a foreign corporation in the State and in all jurisdictions necessary in the operation of its business, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it, except as permitted by the Mortgage while the Mortgage is in effect.

         (B) The Borrower may, however, without violating the agreements contained in this Section, consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it, or sell or otherwise transfer to another corporation all or substantially all of its assets as an entity and thereafter liquidate or dissolve, if (a) the Borrower is the surviving, resulting or transferee corporation, as the case may be, or (b) in the event the Borrower is not the surviving, resulting or transferee corporation, as the case may be, such corporation (i) is a solvent corporation either organized under the laws of or duly qualified to do business as a foreign corporation subject to service of process in the State and (ii) assumes in writing all of the obligations of the Borrower herein, and under the Note.

         Section 6.2. Indemnification, Payment of Expenses, and Advances. (A) The Borrower agrees to protect, defend and hold harmless the Authority, the State, agencies of the State and their members, servants, agents, directors, officers, attorneys and employees (the "Authority Indemnified Parties"), and the Paying Agent, the Trustee and their officers, directors and employees (the "Indemnified Parties") from any claim, demand, suit, action or other proceeding whether threatened or made and any liabilities, costs, and expenses whatsoever by any person or entity whatsoever, arising or purportedly arising from or in connection with the Financing Documents, the Indenture, the Bonds, or the transactions contemplated thereby or actions taken thereunder by any person (including without limitation the filing of any information, form or statement with the Internal Revenue Service), except for any wilful and material misrepresentation, wilful misconduct or gross negligence on the part of the Authority Indemnified Parties or the Indemnified Parties and except for any bad faith on the part of any Indemnified Party other than an Authority Indemnified Party.

         The Borrower agrees to indemnify and hold harmless any Indemnified Party against any and all claims, demands, suits, actions or other proceedings and all liabilities, costs and expenses whatsoever caused by any untrue statement or misleading statement or alleged untrue statement or alleged misleading statement of a material fact contained in the written information provided by the Borrower in connection with the issuance of the Bonds or incorporated by reference therein or caused by any omission or alleged omission from such information of any material fact required to be stated therein or necessary in order to make the statements made therein in the light of the circumstances under which they were made, not misleading.

         (B) The Authority and the Trustee shall not be liable for any damage or injury to the persons or property of the Borrower or its members, directors, officers, agents, servants or employees, or any other person who may be about the Project Realty and the Project Equipment due to any act or omission of any person other than the Authority or the Trustee or their respective members, directors, officers, agents, servants and employees.

         (C) The Borrower releases each Indemnified Party from, agrees that no Indemnified Party shall be liable for, and agrees to hold each Indemnified Party harmless against, any attorney fees and expenses, expenses or damages incurred because of any investigation, review or lawsuit commenced by the Trustee or the Authority in good faith with respect to the Financing Documents, the Indenture, the Bonds and the Project Realty and the Project Equipment, and the Authority or the Trustee shall promptly give written notice to the Borrower with respect thereto.

         (D) All covenants, stipulations, promises, agreements and obligations of the Authority and the Trustee contained herein shall be deemed to be the covenants, stipulations, promises, agreements and obligations of the Authority and the Trustee and not of any member, director, officer, agent, attorney or employee of the Authority or the Trustee in its individual capacity, and no recourse shall be had for the payment of the Bonds or for any claim based thereon or hereunder against any member, director, officer, agent, attorney or employee of the Authority or the Trustee or any natural person executing the Bonds.

         (E) In case any action shall be brought against one or more of the Indemnified Parties based upon any of the above and in respect of which indemnity may be sought against the Borrower, such Indemnified Party shall promptly notify the Borrower in writing, enclosing a copy of all papers served or information in connection with any threatened action, but the omission so to notify the Borrower of any such action shall not relieve it of any liability which it may have to any Indemnified Party otherwise than under this Section
6.2. In case any such action shall be brought against any Indemnified Party and it shall notify the Borrower of the commencement thereof, the Borrower shall be entitled to participate in and, to the extent that it shall wish, to assume the defense thereof with counsel satisfactory to such Indemnified Party, and after notice from the Borrower to such Indemnified Party of the Borrower's election so to assume the defense thereof, the Borrower shall not be liable to such Indemnified Party for any subsequent legal or other expenses attributable to such defense, except as set forth below, other than reasonable costs of investigation subsequently incurred by such Indemnified Party in connection with the defense thereof. The Indemnified Party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of counsel by such Indemnified Party has been authorized by the Borrower; (ii) the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Borrower and the Indemnified Party in the conduct of the defense of such action (in which case the Borrower shall not have the right to direct the defense of such action on behalf of the Indemnified Party); or (iii) the Borrower shall not in fact have employed counsel reasonably satisfactory to the Indemnified Party to assume defense of such action; provided, however, that the Borrower shall not be responsible for the fees and expenses of more than one such law firm unless an Indemnified Party shall have reasonably concluded that there may be a conflict of interest between such Indemnified Party and any other Indemnified Party requiring the use of separate counsel, or the Borrower has not employed counsel which is satisfactory to each Indemnified Party. The Borrower shall not be liable for any settlement of any action or claim effected without its consent.

         (F) The Borrower also agrees to pay all reasonable or necessary out-of-pocket expenses of the Authority in connection with the issuance of the Bonds, the administration of the Financing Documents and the enforcement of its rights thereunder.

         (G) In the event the Borrower fails to pay any amount or perform any act under the Financing Documents, the Trustee or the Authority may pay the amount or perform the act, in which event the costs, disbursements, expenses and reasonable counsel fees and expenses thereof, together with interest thereon from the date the expense is paid or incurred at the prime interest rate generally prevailing among banks in the State on the date of the advance plus 1% shall be an additional obligation hereunder payable upon demand by the Authority or the Trustee.

         (H) Any obligation of the Borrower to the Authority under this Section shall be separate from and independent of the other obligations of the Borrower hereunder, and may be enforced directly by the Authority against the Borrower irrespective of any action taken by or on behalf of the owners of the Bonds.

         (I) The obligations of the Borrower under this section, notwithstanding any other provisions contained in the Financing Documents, shall survive the termination of this Agreement and shall be recourse to the Borrower, and for the enforcement thereof any Indemnified Party shall have recourse to the general credit of the Borrower.

         Section 6.3. Incorporation of Tax Regulatory Agreement: Payments Upon Taxability. (A) For purpose of this Section, the term owner means the Beneficial Owner of the Bonds so long as the Book-Entry System is in effect.

         (B) The representations, warranties, covenants and statements of expectation of the Borrower set forth in the Tax Regulatory Agreement are by this reference incorporated in this Agreement as though fully set forth herein.

         (C) If any owner of the Bonds receives from the Internal Revenue Service a notice of assessment and demand for payment with respect to interest on any Bond (except a notice and demand based upon the assertion that the owner of the Bonds is a Substantial User or Related Person), an appeal may be taken by the owner of the Bonds at the option of the Borrower. Without limiting the generality of the foregoing, the Borrower shall have the right to direct the Trustee to direct the owner of the Bonds to take such appeal or not to take such appeal. In that case all expenses of the appeal including reasonable counsel fees and expenses shall be paid by the Borrower, and the owner of the Bonds and the Borrower shall cooperate and consult with each other in all matters pertaining to any such appeal, except that no owner of the Bonds shall be required to disclose or furnish any non-publicly disclosed information, including, without limitation, financial information and tax returns.

         (D) If any Bonds are paid at maturity, redeemed after the date of a Determination of Taxability, or redeemed or sold during the taxability period, the former owners of such Bonds, upon establishing the ownership of such Bonds and upon establishing their tax liability in connection with the interest payable on such Bonds, shall be entitled to receive such amount equal to such liability.

         (E) Not later than 180 days following a Determination of Taxability, the Borrower shall pay to the Trustee an amount sufficient, when added to the amount then in the Debt Service Fund and available for such purpose, to retire and redeem all Bonds then Outstanding, in accordance with Section 2.4 of the Indenture.

         (F) The obligation of the Borrower to make the payments provided for in this Section shall be absolute and unconditional, and the failure of the Authority or the Trustee to execute or deliver or cause to be executed or delivered any documents or to take any action required under this Agreement or otherwise shall not relieve the Borrower of its obligation under this Section. Notwithstanding any other provision of this Agreement or the Indenture, the Borrower's obligations under this Section shall survive the termination of this Agreement and the Indenture.

         (G) The occurrence of a Determination of Taxability shall not be an Event of Default hereunder but shall require only the performance of the obligations of the Borrower stated in this Section, the breach of which shall constitute an Event of Default as provided in Section 7.1 hereof.

         (H) At any time after the issuance of the Bonds, the Authority shall, upon (1) the release of a published Revenue Ruling by the Internal Revenue Service and the receipt by the Authority of an opinion of Bond Counsel to the effect that such ruling may adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes, and (2) receipt from the Borrower, within 30 days after the Authority has mailed copies of such ruling and such opinion to the Borrower, of a written request to proceed in accordance with this Section, proceed to apply for and use its best efforts to obtain a ruling from the Internal Revenue Service, pursuant to Revenue Procedure 88-33 or any other procedures subsequently established by the Internal Revenue Service, as to the qualification or continued qualification of interest on the Bonds for exclusion from gross income for federal income tax purposes. The Authority and the Borrower shall cooperate and consult with each other in all matters pertaining to such ruling request. All expenses of the Authority in connection with such application including reasonable counsel fees shall be paid by the Borrower.

         Section 6.4. Further Assurances and Corrective Instruments. The Authority and the Borrower agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for correcting any inadequate or incorrect description of the Project Realty or Project Equipment or for carrying out the intention of or facilitating the performance of this Agreement.

         Section 6.5. Covenant by Borrower as to Compliance with Indenture. The Borrower covenants and agrees that it will comply with the provisions of the Indenture with respect to the Borrower and that the Trustee and the Bondholders shall have the power and authority provided in the Indenture. The Borrower further agrees to aid in the furnishing to the Authority or the Trustee of opinions that may be required under the Indenture. The Borrower covenants and agrees that the Trustee shall be entitled to and shall have all the rights, including the right to enforce against the Borrower the provisions of the Financing Documents, pertaining to the Trustee notwithstanding the fact that the Trustee is not a party to the Financing Documents.

         Section 6.6. Assignment of Agreement or Note. (A) The Borrower may not assign its rights, interests or obligations hereunder or under the Note except as may be permitted pursuant to Section 6.1(B) hereof.

         (B) The Authority agrees that it will not assign or transfer any of the Financing Documents or the revenues and other receipts, funds and monies to be received thereunder during the Term except to the Trustee as provided in this Agreement and the Indenture.

         Section 6.7. Inspection. The Authority, the Trustee and their duly authorized agents shall have (1) the right at all reasonable times to enter upon and to examine and inspect the Project Realty and the Project Equipment and (2) such rights of access thereto as may be reasonably necessary for the proper maintenance and repair thereof in the event of failure by the Borrower to perform its obligations under this Agreement. The Authority and the Trustee shall also be permitted, at all reasonable times, to examine the books and records of the Borrower with respect to the Project Realty and the Project Equipment.

         Section 6.8. Default Notification. Upon becoming aware of any condition or event which constitutes, or with the giving of notice or the passage of time would constitute, an

Event of Default, the Borrower shall deliver to the Authority and the Trustee a notice stating the existence and nature thereof and specifying the corrective steps, if any, the Borrower is taking with respect thereto.

         Section 6.9. Covenant Against Discrimination. (A) The Borrower in the performance of this Agreement will not discriminate or permit discrimination against any person or group of persons on the grounds of race, color, religion, national origin, age, sex, sexual orientation, marital status, physical or learning disability, political beliefs, mental retardation or history of mental disorder in any manner prohibited by the laws of the United States or of the State.

         (B) The Borrower will comply with the provisions of the resolution adopted by the Authority on June 14, 1977, as amended, and the policy of the Authority implemented pursuant thereto concerning the promotion of equal employment opportunity through affirmative action plans. The resolution requires that all borrowers receiving financial assistance from the Authority adopt and implement an affirmative action plan prior to the closing of the loan. The plan shall be updated annually as long as the Bonds remain Outstanding.

         Section 6.10. Authority Costs and Expenses. The Authority agrees that it shall in all instances act in good faith in incurring costs, expenses and legal fees in connection with the transactions contemplated by this Agreement and the Indenture.

         Section 6.11. Continuing Disclosure. The Borrower hereby covenants and agrees that it will comply with and carry out all of the provisions of the Continuing Disclosure Agreement. Notwithstanding any other provision of this Loan Agreement, failure of the Borrower to comply with the Continuing Disclosure Agreement shall not be considered an Event of Default hereunder; however, the Trustee may (and, at the request of any Participating Underwriter (as defined in the Continuing Disclosure Agreement) or the Holders of at least 51% aggregate principal amount in Outstanding Bonds, shall) or any Bondholder or Beneficial Owner may take such actions as may be necessary and appropriate, including seeking specific performance by court order, to cause the Borrower to comply with its obligations under this Section 6.11. For purposes of this Section, "Beneficial Owner" means any person which (a) has the power, directly or indirectly, to vote or consent with respect to, or to dispose of ownership of, any Bonds (including persons holding Bonds through nominees, depositories or other intermediaries), or (b) is treated as the owner of any Bonds for federal income tax purposes.

         Section 6.12. Covenant Against Issuing Additional Debt Secured by the Mortgage. The Borrower will not issue any additional debt secured by the Mortgage unless the Bonds are equally and ratably secured by the Mortgage.

                                   ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

         Section 7.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" hereunder:

         (1) Any material representation or warranty made by the Borrower in the Financing Documents or any certificate, statement, data or information furnished in writing to the Authority or the Trustee by the Borrower in connection with the closing of the initial issue of the Bonds or included by the Borrower in its application to the Authority for assistance proves at any time to have been incorrect when made in any material respect.

         (2) Failure by the Borrower to pay (i) any interest, principal or premium, if any, when due and payable with respect to the Bonds and the continuance of such failure for more than five Business Days, (ii) amounts due and payable (excluding amounts due and payable under (i) above) pursuant to the Agreement, the Note and the Tax Regulatory Agreement (other than as described in (iii) below) and continuance of such failure for more than thirty Business Days, or (iii) rebate amounts due under section 148(f) of the Code when due and payable under the Tax Regulatory Agreement.

         (3) Failure by the Borrower to comply with the default notification provisions of Section 6.8 hereof.

         (4) The occurrence of an "Event of Default" under Section 8.1(A) of the Indenture.

         (5) Failure by the Borrower to observe or perform any covenant, condition or agreement hereunder or under the Financing Documents (except those referred to above) and (a) continuance of such failure for a period of sixty days after receipt by the Borrower of written notice specifying the nature of such failure, or (b) if by reason of the nature of such failure the same cannot be remedied within the sixty day period, the Borrower fails to proceed with reasonable diligence after receipt of the notice to cure the failure.

         (6) The Borrower shall (a) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of itself or of its property, (b) admit in writing its inability to pay its debts generally as they become due, (c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, or (e) commence a voluntary case under the Federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or corporate action shall be taken by it for the purpose of effecting any of the foregoing; or if without the application, approval or consent of the Borrower, a proceeding shall be instituted in any court of competent jurisdiction, seeking in respect of the Borrower an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of the Borrower or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Borrower in good faith, the same shall continue undismissed, or pending and unstayed, for any period of 90 consecutive days.

         Section 7.2. Remedies on Default. (A) Whenever any Event of Default shall have occurred, the Trustee, or the Authority where so provided herein, may take any one or more of the following actions:

         (1) The Trustee, as and to the extent provided in Article VIII of the Indenture, may cause all amounts payable under the Agreement, Note and Tax Regulatory Agreement to be immediately due and payable without notice or demand of any kind, whereupon the same shall become immediately due and payable.

         (2) The Authority, without the consent of the Trustee or any Bondholder, may proceed to enforce the obligations of the Borrower to the Authority under this Agreement.

         (3) The Trustee may take whatever action at law or in equity it may have to collect the amounts then due and thereafter to become due, or to enforce the performance or observance of the obligations, agreements, and covenants of the Borrower under the Financing Documents.

         (4) The Trustee may exercise any and all rights it may have under the Financing Documents.

         (B) In the event that any Event of Default or any proceeding taken by the Authority (or by the Trustee on behalf of the Authority) thereon shall be waived or determined adversely to the Authority, then the Event of Default shall be annulled and the Authority and the Borrower shall be restored to their former rights hereunder, but no such waiver or determination shall extend to any subsequent or other default or impair any right consequent thereon.

         Section 7.3. No Duty to Mitigate Damages. Unless otherwise required by law, neither the Authority, the Trustee nor any Bondholder shall be obligated to do any act whatsoever or exercise any diligence whatsoever to mitigate the damages to the Borrower if an Event of Default shall occur.

         Section 7.4. Remedies Cumulative. No remedy herein conferred upon or reserved to the Authority or the Trustee is intended to be exclusive of any other available remedy or remedies but each and every such remedy shall be cumulative and shall be in addition to every remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. Delay or omission to exercise any right or power accruing upon any default or failure by the Authority or the Trustee to insist upon the strict performance of any of the covenants and agreements herein set forth or to exercise any rights or remedies upon default by the Borrower hereunder shall not impair any such right or power or be considered or taken as a waiver or relinquishment for the future of the right to insist upon and to enforce, by injunction or other appropriate legal or equitable remedy, strict compliance by the Borrower with all of the covenants and conditions hereof, or of the right to exercise any such rights or remedies, if such default by the Borrower be continued or repeated.


                                  ARTICLE VIII

                              PREPAYMENT PROVISIONS

         Section 8.1. Optional Prepayment. (A) The Borrower shall have, and is hereby granted, the option to prepay its loan obligation and to cause the corresponding optional redemption of the Bonds pursuant to Section 2.4(A) of the Indenture at such times, in such amounts, and with such premium, if any, for such optional redemption as set forth in the form of the Bond, by delivering a written notice to the Trustee in accordance with Section 8.2 hereof, with a copy to the Authority, setting forth the amount to be prepaid, the amount of Bonds requested to be redeemed with the proceeds of such prepayment, and the date on which such Bonds are to be redeemed. Such prepayment must be sufficient to provide monies for the payment of interest and Redemption Price in accordance with the terms of the Bonds requested to be redeemed with such prepayment and all other amounts then due under the Agreement, Note and Tax Regulatory Agreement. In the event of any complete prepayment of its loan obligation, the Borrower shall, at the time of such prepayment, also pay or provide for the payment of all reasonable or necessary fees and expenses of the Authority, the Trustee and the Paying Agent accrued and to accrue through the final payment of all the Bonds. Any such prepayments shall be applied to the redemption of Bonds in the manner provided in Section 6.5 of the Indenture, and credited against payments due hereunder in the same manner.

         (B) The Borrower shall have, and is hereby granted, the option to prepay its loan obligation in full at any time without premium if any of the following events shall have occurred, as evidenced in each case by the filing with the Trustee of a certificate of an Authorized Representative of the Borrower to the effect that one of such events has occurred and is continuing, and describing the same:

         (1) The Project shall have been damaged or destroyed to such extent that (a) the Project cannot be reasonably restored within a period of six months from the date of such damage or destruction to the condition thereof immediately preceding such damage or destruction, or (b) the Borrower is thereby prevented or likely to be prevented from carrying on its normal operation of the Project for a period of six months from the date of such damage or destruction.

         (2) Title to or the temporary use of all or substantially all of the Project shall have been taken or condemned by a competent authority, which taking or condemnation results or is likely to result in the Borrower being thereby prevented or likely to be prevented from carrying on its normal operation of the Project for a period of six months.

         (3) A change in the Constitution of the State or of the United States of America or legislative or executive action (whether local, state, or federal) or a final decree, judgment or order of any court or administrative body (whether local, state, or federal) that causes this Agreement to become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed herein or, imposes unreasonable burdens or excessive liabilities upon the Borrower with respect to the Project or the operation thereof.

         (4) The operation of any of the Project shall have been enjoined or shall otherwise have been prohibited by any order, decree, rule or regulation of any court or of any local, state, or federal regulatory body, administrative agency or other governmental body for a period of not less than six months.

         (5) Changes in the economic availability of raw materials, operating supplies or facilities necessary for the operation of the Project or technological or other changes shall have occurred which the Borrower cannot reasonably overcome or control and which in the Borrower's reasonable judgment renders the Project unsuitable or uneconomic for the purposes herein specified or any tax shall be levied upon payments due under the Note in an amount which the Borrower in its reasonable judgment believes imposes an unreasonable burden upon the Borrower.

In any such case, the final loan payment shall be a sum sufficient, together with other funds deposited with the Trustee and available for such purpose, to redeem all Bonds then outstanding under the Indenture at the redemption price of 100% of the principal amount thereof plus accrued interest to the redemption date or dates and all other amounts then due under the Agreement, Note and Tax Regulatory Agreement, and the Borrower shall also pay or provide for all reasonable or necessary fees and expenses of the Authority, the Trustee and Paying Agent accrued and to accrue through final payment for the Bonds. The Borrower shall deliver a written notice to the Trustee, with a copy to the Authority, requesting the redemption of the Bonds under the Indenture, which notice shall have attached thereto the applicable certificate of the Authorized Representative of the Borrower.

         (C) Notwithstanding the foregoing redemption provisions, the Borrower shall have, and is hereby granted the right, upon and after the sale by the Borrower of any of its property other than the Project for an amount equal to or greater than $5,000,000, to prepay at any time and from time to time its loan obligation without premium in an amount equal to or greater than $5,000,000, but not exceeding the amount of the proceeds received upon such sale. The Borrower shall deliver a written notice to the Trustee, with a copy to the Authority, requesting the redemption of the Bonds under the Indenture, which notice shall have attached thereto a certificate of the Authorized Representative of the Borrower describing the sale of property upon which the prepayment is based and the amounts received therefor.

         Section 8.2. Notices and Sources of Prepayment. To exercise any options granted in this Article, or to consummate the acceleration of the loan payments as set forth in this Article, the written notice to the Trustee shall be signed by an Authorized Representative of the Borrower to the Trustee, the Authority and the Paying Agent and shall specify therein the date of prepayment, which date shall be not less than thirty days nor more than ninety days from the date the notice is mailed. A duplicate copy of any written notice hereunder shall also be filed with the Authority.

         Section 8.3. Mandatory Prepayment on Taxability. The Borrower shall pay or cause the prepayment of its loan obligation following a Determination of Taxability in the manner provided in Section 6.3 of this Agreement.

         Section 8.4. Mandatory Prepayment for Deceased Bondholder Redemption. The Borrower is unconditionally obligated, upon its receipt of notice from the Trustee pursuant to Section 2.4(D) of the Indenture, to prepay its loan obligation in amounts sufficient to permit redemption of Bonds eligible for redemption as specified in Section 2.4(D) of the Indenture. Any such prepayments shall be made not later than the date of such redemption and applied to the redemption of Bonds in the manner provided in Section 2.4(G)(4) of the Indenture, and credited against payments due hereunder.

                                   ARTICLE IX

                                     GENERAL

         Section 9.1. Indenture. (A) Monies received from the sale of the Bonds and all loan payments made by the Borrower and all other monies received by the Authority or the Trustee under the Financing Documents shall be applied solely and exclusively in the manner and for the purposes expressed and specified in the Indenture and in the Bonds and as provided in this Agreement.

         (B) The Borrower shall have and may exercise all the rights, powers and authority given the Borrower in the

Indenture and in the Bonds, and the Indenture and the Bonds shall not be modified, altered or amended in any manner which adversely affects such rights, powers and authority or otherwise adversely affects the Borrower without the prior written consent of the Borrower.

         Section 9.2. Benefit of and Enforcement by Bondholders. The Authority and the Borrower agree that this Agreement is executed in part to induce the purchase by others of the Bonds and for the further securing of the Bonds, and accordingly that all covenants and agreements on the part of the Authority and the Borrower as to the amounts payable with respect to the Bonds hereunder are hereby declared to be for the benefit of the holders from time to time of the Bonds and the Bond Insurer and may be enforced as provided in the Indenture on behalf of the Bondholders or the Bond Insurer by the Trustee.

         Section 9.3. Force Majeure. In case by reason of force majeure either party hereto shall be rendered unable wholly or in part to carry out its obligations under this Agreement, then except as otherwise expressly provided in this Agreement, if such party shall give notice and full particulars of such force majeure in writing to the other party within a reasonable time after occurrence of the event or cause relied on, the obligations of the party giving such notice, other than the obligation of the Borrower to make the payments required under the terms hereof or of the Note, so far as they are affected by such force majeure, shall be suspended during the continuance of the inability then claimed which shall include a reasonable time for the removal of the effect thereof, but for no longer period, and such parties shall endeavor to remove or overcome such inability with all reasonable dispatch. The term "force majeure", as employed herein, means acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, orders of any kind of the Government of the United States, of the State or any civil or military authority, insurrections, riots, epidemics, landslides, lightning, earthquakes, volcanoes, fires, hurricanes, tornadoes, storms, floods, washouts, droughts, arrests, restraining of government and people, civil disturbances, explosions, partial or entire failure of utilities, shortages of labor, material, supplies or transportation, or any other similar or different cause not reasonably within the control of the party claiming such inability. It is understood and agreed that the settlement of existing or impending strikes, lockouts or other industrial disturbances shall be entirely within the discretion of the party having the difficulty and that the above requirements that any force majeure shall be reasonably beyond the control of the party and shall be remedied with all reasonable dispatch shall be deemed to be fulfilled even though such existing or impending strikes, lockouts and other industrial disturbances may not be settled and could have been settled by acceding to the demands of the opposing person or persons.

         Section 9.4. Amendments. This Agreement may be amended only with the concurring written consent of the Trustee and, if required by the Indenture, of the owners of the Bonds given in accordance with the provisions of the Indenture.

         Section 9.5. Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or when mailed by registered or certified mail, postage prepaid, addressed as follows: if to the Authority, at 999 West Street, Rocky Hill, Connecticut 06067,
Attention: Program Manager - Loan Administration; if to the Borrower, 93 West Main Street, Clinton, Connecticut 06413, Attention: Vice President--Finance; if to the Bond Insurer, at One State Street Plaza, New York, New York 10004,
Attention: Surveillance; and if to the Trustee, at Goodwin Square, 225 Asylum Street, Hartford, Connecticut 06103, Attention: Corporate Trust Division. A duplicate copy of each notice, certificate or other communication given hereunder by either the Authority or the Borrower to the other shall also be given to the Trustee. The Authority, the Borrower, and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

         Section 9.6. Prior Agreements Superseded. This Agreement, together with all agreements executed by the parties concurrently herewith or in conjunction with the sale of the Bonds, shall completely and fully supersede all other prior understandings or agreements, both written and oral, between the Authority and the Borrower relating to the lending of money and the Project, including those contained in any commitment letter executed in anticipation of the issuance of the Bonds but excluding agreements entered into in connection with the financing of the Project with other bonds previously issued by the Authority.

         Section 9.7. Execution of Counterparts. This Agreement may be executed simultaneously in several counterparts each of which shall be an original and all of which shall constitute but one and the same instrument.

         Section 9.8. Time. All references to times of day in this Agreement are references to New York City time.

         Section 9.9. Separability of Invalid Provisions. In case any one or more of the provisions contained in this Loan Agreement or in the Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

         IN WITNESS WHEREOF, the Authority has caused this Agreement to be executed in its corporate name by a duly Authorized Representative, and the Borrower has caused this Agreement to be executed in its corporate name by its duly authorized officer all as of the date first above written.


                                            Connecticut Development Authority



                                            By_________________________________
                                              Authorized Representative



                                            The Connecticut Water Company



                                            By_________________________________
                                              Authorized Representative

                                   APPENDIX A

                          The Connecticut Water Company
                                     FORM OF
                                 PROMISSORY NOTE



No. 1                                                                $18,000,000


         The Connecticut Water Company, a corporation organized and existing under the laws of the State of Connecticut (the "Borrower"), for value received, hereby promises to pay to the order of the Connecticut Development Authority (the "Authority"), the principal sum of $18,000,000.00 together with interest on the unpaid principal balance thereof from the date hereof until fully and finally paid, on the applicable Interest Payment Dates together with all taxes levied or assessed on this Note or the debt evidenced hereby against the holder hereof. This Note shall bear interest at the rates of interest borne by and principal, premium and interest shall be payable at the times and in the amounts specified in each of the respective Series of Bonds referred to below, but only to the extent that said Series of Bonds is issued and outstanding. The interest on the Bonds referred to below shall be computed on the basis of a 360-day year of twelve 30-day months. In no event shall the interest rate hereon exceed the maximum rate permitted by law.

         This Note has been executed under and pursuant to a Loan Agreement dated as of March 1, 1998 between the Authority and the Borrower (the "Agreement"). This Note is issued to evidence the obligation of the Borrower under the Agreement to repay the loan made by the Authority from the proceeds of its $10,000,000 5.05% Water Facilities Revenue Refunding Bonds (The Connecticut Water Company Project - 1998 Series A) and its $8,000,000 5.125% Water Facilities Revenue Bonds (The Connecticut Water Company Project - 1998 Series B)
(AMT) (collectively, the "Bonds"), together with interest thereon and all other amounts, fees, penalties, premiums, adjustments, expenses, counsel fees and other payments of any kind required to be paid by the Borrower under the Agreement. The Agreement includes provision for mandatory and optional prepayment of this Note as a whole or in part. Advances made pursuant to Section 6.2 of the Agreement shall bear interest at the rate specified in accordance therewith.

         The Agreement and this Note (hereinafter, together with the Tax Regulatory Agreement, collectively referred to as the "Financing Documents") have been assigned to State Street Bank and Trust Company of Connecticut, N.A. (the "Trustee") acting pursuant to an Indenture of Trust dated as of March 1, 1998 (the "Indenture") between the Authority and the Trustee. Such assignment is made as security for the payment of the Bonds issued by the Authority pursuant to the Indenture.

         As provided in the Agreement and subject to the provisions thereof, payments hereon are to be made at the principal office of the Trustee in Hartford, Connecticut, or at the office designated for such payment by any successor trustee in an amount which, together with other moneys available therefor pursuant to the Indenture, will equal the amount payable as principal or Redemption Price, if any, of and interest on the Bonds outstanding under the Indenture on each such due date.

         The Borrower shall make payments on this Note on the dates and in the amounts specified herein and in the Agreement and in addition shall make such other payments as are required pursuant to the Financing Documents, the Indenture and the Bonds. Upon the occurrence of an Event of Default, as defined in any of the Financing Documents, the principal of and interest on this Note may be declared immediately due and payable as provided in the Agreement. Upon any such declaration the Borrower shall pay all costs, disbursements, expenses and reasonable counsel fees of the Authority and the Trustee in seeking to enforce their rights under any of the Financing Documents.

         THE BORROWER ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER HEREOF MAY DESIRE TO USE. The Borrower further (1) waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, notice of any renewals or extension of this Note, and all rights under any statute of limitations, (2) agrees that the time for payment of this Note may be extended at the sole discretion of the Trustee without impairing its liability hereon, and (3) consents to the release of all or any part of the security for the payment thereof at the discretion of the Trustee or the release of any party liable for this obligation without affecting the liability of the other parties hereto. Any delay on the part of the Authority or the Trustee in exercising any right hereunder shall not operate as a waiver of any such right, and any waiver granted with respect to one default shall not operate as a waiver in the event of any subsequent default.

         IN WITNESS WHEREOF, The Connecticut Water Company has caused this Note to be executed in its corporate name by its duly authorized officer, dated March 1, 1998.


                                               The Connecticut Water Company


                                               By:___________________________
                                                  Authorized Representative

                              AUTHORITY ENDORSEMENT

         Pay to the order of State Street Bank and Trust Company of Connecticut, N.A., as Trustee, without recourse.



                                               Connecticut Development Authority



                                               By:______________________________
                                                  Authorized Representative

                                TABLE OF CONTENTS


                                                                                                      Page
PREAMBLE............................................................................................     1

                                              ARTICLE I

                                   DEFINITIONS AND INTERPRETATION

Section 1.1.  Definitions...........................................................................      6
Section 1.2.  Interpretation........................................................................      7

                                             ARTICLE II

                                   REPRESENTATIONS AND WARRANTIES

Section 2.1.  Representations by the Authority......................................................      8
Section 2.2.  Representations by the Borrower.......................................................     10

                                             ARTICLE III

                                              THE LOAN

Section 3.1.  Loan Clauses..........................................................................     14
Section 3.2.  Other Amounts Payable.................................................................     15
Section 3.3.  Manner of Payment.....................................................................     16
Section 3.4.  Obligation Unconditional..............................................................     16
Section 3.5.  Securities Clauses....................................................................     16
Section 3.6.  Issuance of Bonds.....................................................................     17
Section 3.7.  Effective Date and Term...............................................................     17
Section 3.8.  No Additional Bonds...................................................................     17

                                             ARTICLE IV

                                             THE PROJECT

Section 4.1.  Completion of the Project.............................................................     17
Section 4.2.  RESERVED..............................................................................     18
Section 4.3.  No Warranty Regarding Condition, Suitability
              or Cost of Project....................................................................     18
Section 4.4.  Taxes.................................................................................     18
Section 4.5.  Insurance.............................................................................     19

Section 4.6.  Compliance with Law...................................................................     20
Section 4.7.  Maintenance and Repair................................................................     21
Section 4.8.  Disposition of Project by Borrower....................................................     21
Section 4.9.  Leasing of the Project Realty and the
              Project Equipment.....................................................................     22
Section 4.10. Project Equipment.....................................................................     22

                                              ARTICLE V

                                            CONDEMNATION,
                                       DAMAGE AND DESTRUCTION

Section 5.1.  No Abatement of Payments Hereunder....................................................     23
Section 5.2.  Project Disposition Upon Condemnation, Damage
              or Destruction........................................................................     23
Section 5.3.  Application of Net Proceeds of Insurance
              or Condemnation.......................................................................     24

                                             ARTICLE VI

                                              COVENANTS

Section 6.1.  The Borrower to Maintain its Corporate
              Existence; Conditions under which
              Exceptions Permitted..................................................................     25
Section 6.2.  Indemnification, Payment of Expenses,
              and Advances..........................................................................     25
Section 6.3.  Incorporation of Tax Regulatory Agreement:
              Payments Upon Taxability..............................................................     29
Section 6.4.  Further Assurances and Corrective
              Instruments...........................................................................     30
Section 6.5.  Covenant by Borrower as to Compliance
              with Indenture........................................................................     31
Section 6.6.  Assignment of Agreement or Note.......................................................     31
Section 6.7.  Inspection............................................................................     31
Section 6.8.  Default Notification..................................................................     31
Section 6.9.  Covenant Against Discrimination.......................................................     32
Section 6.10. Authority Costs and Expenses..........................................................     32
Section 6.11. Continuing Disclosure.................................................................     32
Section 6.12. Covenant Against Issuing Additional
              Debt Secured by the Mortgage..........................................................     33

                                             ARTICLE VII

                                   EVENTS OF DEFAULT AND REMEDIES

Section 7.1.  Events of Default.....................................................................     33
Section 7.2.  Remedies on Default...................................................................     35
Section 7.3.  No Duty to Mitigate Damages...........................................................     35
Section 7.4.  Remedies Cumulative...................................................................     35

                                            ARTICLE VIII

                                        PREPAYMENT PROVISIONS

Section 8.1.  Optional Prepayment...................................................................     36
Section 8.2.  Notices and Sources of Prepayment.....................................................     39
Section 8.3.  Mandatory Prepayment on Taxability....................................................     39
Section 8.4.  Mandatory Prepayment for Deceased
              Bondholder Redemption.................................................................     39

                                             ARTICLE IX

                                               GENERAL

Section 9.1.  Indenture.............................................................................     39
Section 9.2.  Benefit of and Enforcement by Bondholders.............................................     40
Section 9.3.  Force Majeure.........................................................................     40
Section 9.4.  Amendments............................................................................     41
Section 9.5.  Notices...............................................................................     41
Section 9.6.  Prior Agreements Superseded...........................................................     41
Section 9.7.  Execution of Counterparts.............................................................     43
Section 9.8.  Time..................................................................................     43
Section 9.9.  Separability of Invalid Provisions....................................................     43

APPENDICES
Appendix A - Form of Promissory Note


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